UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2004

THE PANTRY, INC.

(Exact name of registrant as specified in its charter)

Delaware	33-72574	56-1574463
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1801 Douglas Drive, Sanford, North Carolina		27330-1410
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (919) 774-6700

N/A

(Former Name or Former Address, if Changed since Last Report)

Item 5. Other Events and Required FD Disclosure.

As previously disclosed, The Pantry, Inc. (the “Company”) completed an acquisition of 138 convenience stores operating under the Golden Gallon® name from Ahold USA, Inc. on October 16, 2003. The Company filed a current report on Form 8-K/A (Amendment No. 1) on December 9, 2003 providing unaudited pro forma consolidated financial data for its fiscal year ended September 25, 2003 to give effect to the Golden Gallon® acquisition and related financing as if such events occurred at the beginning of fiscal 2003. The Company has provided below an unaudited pro forma statement of operations for the three months ended December 25, 2003 to give effect to the Company’s acquisition of Golden Gallon® and the related financing transactions as if such events occurred at the beginning of the three-month period ended December 25, 2003. The pro forma information provided herein is intended to supplement the previously filed unaudited pro forma consolidated financial data.

Management believes that, on the basis set forth herein, the pro forma statement of operations reflects a reasonable estimate of the Golden Gallon® acquisition based on currently available information. The acquisition is accounted for under the purchase method of accounting. The allocation of purchase price is based upon the estimated fair value of assets acquired and liabilities assumed, and is subject to finalization of the fair values of certain real estate assets and trademarks and tradenames, as well as a final working capital adjustment, as defined. Accordingly, certain of the purchase price allocations reflected in the pro forma statement of operations are preliminary and may be different from the final allocation of the purchase price and any such differences may be material. The pro forma financial data is presented for informational purposes only and does not purport to represent what the Company’s financial position or results of operations would have been had the Golden Gallon® acquisition in fact occurred on the dates assumed or that may result from future operations. The pro forma data should be read in conjunction with the Company’s consolidated financial statements and related notes appearing in the Company’s annual and quarterly reports filed with the SEC, and the financial statements of Golden Gallon® and related notes thereto appearing in the Company’s current report on Form 8-K/A (Amendment No. 1) filed with the SEC on December 9, 2003.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

The following unaudited pro forma consolidated statement of operations has been derived by the application of pro forma adjustments to the historical consolidated financial statements of the Company for the periods indicated. The pro forma adjustments, which are based upon available information and upon certain assumptions that the Company’s management believes are reasonable, are described in the accompanying notes.

Acquisition:

On October 16, 2003, the Company completed the acquisition of 138 convenience stores operating under the Golden Gallon® banner from Ahold USA, Inc. The acquired assets included 138 operating convenience stores, 131 of which are fee-owned stores, a dairy plant and related assets, a fuel hauling operation, corporate headquarters building and 25 undeveloped sites. Other than the dairy plant and related assets and the fuel hauling operation, the Company intends to use the acquired assets in the convenience store retail business. Simultaneously with the closing, the Company sold the dairy plant and related assets to National Dairy Holding, LP, a Delaware limited partnership, and the fuel hauling operation to Eagle Transport Corporation, a North Carolina corporation, each of whom are the Company’s existing suppliers.

The aggregate purchase price was $187.0 million. The acquisition was structured as two simultaneous transactions whereby certain real estate assets (114 of the 131 fee-owned stores) were purchased and financed through a $94.5 million sale-leaseback transaction, and the Golden Gallon® operations and the balance of the real estate assets were purchased for approximately $92.5 million in cash. The Company funded the second transaction with $12.5 million of existing cash and $80.0 million of debt through borrowings under the Company’s existing senior secured credit facility.

Unaudited Pro Forma Statement of Operations for the Three Months Ended December 25, 2003:

The unaudited pro forma statement of operations for the three-month period ended December 25, 2003 gives effect to the Company’s acquisition of Golden Gallon® and related financing transactions as if such events occurred at the beginning of such three-month period. Because the Company completed its acquisition of Golden Gallon® and the related financing transactions on October 16, 2003, the Company’s historical results of operations from that date include the operations of Golden Gallon® and reflect the related financing transactions. The unaudited pro forma statement of operations for the three-month period ended December 25, 2003 combines our historical results of operations for such three-month period (which reflect the operations of Golden Gallon® from October 16, 2003 through December 25, 2003) with the unaudited historical results of operations of Golden Gallon® for the 11-day period ended October 15, 2003. Consequently, the unaudited pro forma statement of operations includes Golden Gallon’s® results of operations during the three-month period ended December 25, 2003, except for its results of operations for the eight-day period from September 27 through October 4, 2003.

THE PANTRY, INC.

UNAUDITED QUARTERLY PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

(Dollars in thousands except per share amounts)

	The Pantry Three Months Ended December 25, 2003	Golden Gallon Eleven Days Ended October 15, 2003	Acquisition/ Financing Adjustments		Total Pro Forma
Revenues:
Merchandise sales	$270,025	$3,903	$—		$273,928
Gasoline sales	474,292	7,739	—		482,031
Commissions	7,019	206	—		7,225

Total revenues	751,336	11,849	—		763,185

Cost of sales:
Merchandise	177,617	2,909	—		180,526
Gasoline	433,356	6,913	—		440,269

Total cost of sales	610,973	9,823	—		620,796

Gross profit	140,363	2,026	—		142,389

Operating expenses:
Operating, general and administrative expenses	105,379	1,530	286	(a)	107,113
			(82	)(b)
Depreciation and amortization	14,075	426	(337	)(c)	14,164

Total operating expenses	119,454	1,955	(133)		121,277

Income from operations	20,909	71	133		21,112

Other income (expense):
Interest expense	(13,141)	(287)	(145	)(d)
			287	(d)
			(18	)(e)
Miscellaneous	262	6	—		268

Total other expense	(12,879)	(281)	124		(13,036)

Income before income taxes	8,030	(211)	257		8,076
Income tax expense	(3,092)	84	(102	)(f)	(3,109)

Net income (loss) from continuing operations	$4,938	$(127)	$155		$4,967

Earning Per Share:
Basic—after cumulative effect	$0.27				$0.27
Diluted—after cumulative effect	$0.24				$0.24

NOTES TO UNAUDITED QUARTERLY

PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

(a)	Reflects an increase in store rental expense of $286 in connection with the sale-leaseback financing associated with 114 of the fee owned acquired properties.

(b)	Reflects the elimination of salaries and related benefits for 53 Golden Gallon® administrative personnel who were not retained by us subsequent to the acquisition date.

(c)	The Golden Gallon® acquisition has been accounted for using the purchase method of accounting. The purchase price allocation has not been finalized and is subject to finalization of the fair values of certain real estate assets and trademarks and tradenames, as well as a working capital adjustment, as defined.

The excess of the purchase price over the historical basis of the net assets acquired has been allocated to the net assets acquired based on preliminary estimates. The actual allocation of the purchase cost, however, and the resulting effect on income from operations may differ significantly from the pro forma amounts included herein pending the completion of appraisals and other purchase price adjustments.

The following table reflects the reduction in depreciation expense as a result of the acquisition and the related sale-leaseback transaction:

Recorded Fair Value of Property and Equipment Acquired	Estimated Useful Life (in years)	Depreciation Expense Three Months Ended December 25, 2003	Less Historical Recorded Amounts	Total Adjustment Three Months Ended December 25, 2003
$31,366	8.5 – 33.5	$733	$1,070	$(337)

(d)	Reflects additional interest expense of $145 in connection with $80.0 million first lien term loan financing under our senior credit facility. The first lien term loan bears interest at LIBOR plus 4.25% and contains a LIBOR floor of 1.75%.

In connection with the acquisition, we did not assume debt obligations of Golden Gallon® totaling approximately $121.2 million and having interest rates ranging from 3.28% to 8.33%. As a result, interest expense of the acquired entity has been reduced by $287.

(e)	Reflects additional amortization of deferred financing costs resulting from entering into the amendment to our senior credit facility to include the additional $80.0 million in availability under the first lien term loan.

(f)	Reflects the adjustment necessary to record income tax expense at our estimated effective tax rate of 38.5%.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PANTRY, INC.

/S/    DANIEL J. KELLY

Daniel J. Kelly

Vice President, Finance, Chief Financial Officer

and Secretary (Authorized Officer and Principal

Financial Officer)

Date: February 13, 2004